Exhibit 99.2

Undertakings to California Department of Insurance

Anthem, Inc. (“Anthem”) has filed a Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer (the “Form A”) with respect to BC Life & Health Insurance Company (“BC Life”).  The Form A seeks the approval of the California Department of Insurance (“CDI”) for the change of control of BC Life that would occur upon the proposed merger (“Merger”) of BC Life’s ultimate parent company, WellPoint Health Networks Inc. (“WellPoint”) with and into an unaffiliated entity, Anthem Holding Corp. (“AHC”).  AHC is an Indiana corporation and is a wholly-owned subsidiary of Anthem, which is the ultimate parent company of a number of Blue Cross and Blue Shield companies that operate outside California.

Upon the closing of the Merger, WellPoint will be merged with and into AHC, with AHC as the surviving entity, and the separate corporate existence of WellPoint will cease effective as of the closing of the Merger.  As a result, this transaction will result in a change in control of BC Life, which will become an indirect subsidiary of Anthem. Also at the time of the Merger, Anthem will be renamed “WellPoint, Inc.” The transaction will not result in any other material changes to BC Life or have a material effect on BC Life’s operations. BC Life is an affiliate of Blue Cross of California (“BCC”), a health care service plan regulated under the Knox-Keene Health Care Service Plan Act. BCC will also become an indirect subsidiary of Anthem as a result of the Merger.

BC Life hereby provides the undertakings set forth below (the “Undertakings”) to the CDI in connection with the Form A.  These Undertakings shall take effect immediately upon the closing of the Merger.  Anthem and AHC each also has executed these Undertakings.  By doing so, Anthem and AHC each agrees that it will not require or cause BC Life to violate any of these Undertakings.

Undertaking 1.                                      BC Life and Anthem undertake that premiums payable by BC Life policyholders will not increase as a result of the Merger, and Anthem will provide a written commitment, addressed to the California Insurance Commissioner and executed by Anthem’s Chief Executive Officer, expressly to that effect.  In order to demonstrate and assure compliance with this Undertaking and commitment, which will remain in effect during the Merger Debt Period (as defined below), BC Life and Anthem will provide an annual certification to the CDI that:

(1)                                  BC Life’s practices and methodologies for determining premium rates after the Merger have not varied from BC Life’s pre-Merger practices and methodologies;

(2)                                  No debt rating factor relating to the indebtedness that Anthem has incurred to finance Anthem’s cash requirements for the Merger has been included as part of such post-Merger practices and methodologies;

(3)                                  BC Life’s practices and methodologies for determining products and benefit designs after the Merger have not varied from BC Life’s pre-Merger practices and methodologies;

(4)                                  BC Life’s administrative expense ratio has not exceeded pre-Merger levels without reporting to the CDI, as provided in Undertaking 16 below;

(5)                                  Anthem has paid for all executive change in control severance payments and retention bonus payments payable by reason of the Merger, as provided in the first paragraph of Undertaking 3 below;

(6)                                  Anthem had cash on hand immediately prior to the closing of the Merger that was adequate to discharge all obligations relating to the Merger and payable to officers or directors of Anthem and WellPoint, as required by the first paragraph of Undertaking 3 below;

(7)                                  BC Life’s dividends have not deviated from pre-Merger historical practices, as provided by Undertakings 4 and 5 below; and

(8)                                  BC Life will file an actuarial memorandum with the CDI that certifies that no portion of the cost components of any rate charged for any individual or small group product offered in California by BC Life includes a charge related to the financing of the Merger.  BC Life shall also certify annually to the CDI that no portion of the cost components of any rate or fee charged for any large group or administrative services only product offered in California by BC Life includes a charge related to the financing of the Merger.

The CDI may audit or examine BC Life and its books and records with respect to the foregoing certifications, to the extent deemed necessary or desirable at the discretion of the California Insurance Commissioner.  For purposes of these Undertakings, Merger Debt Period means the period beginning with the closing of the Merger and thereafter ending on the later of (1) the date three years following the closing of the Merger, or (2) the date when Anthem has made aggregate principal payments in respect of its or WellPoint’s consolidated indebtedness equal to the aggregate principal amount of indebtedness incurred by Anthem to finance its cash requirements for the Merger (“Merger Related Indebtedness”), excluding, however, any principal payments that are “Refinancings” of Merger Related Indebtedness.  A principal payment will be deemed to be a Refinancing of Merger Related Indebtedness if and to the extent that (x) Anthem borrows funds within thirty days before or after the date of the principal payment of Merger Related Indebtedness, and (y) the proceeds from the other borrowing are not specifically used for an identified purpose other than payment of Merger Related Indebtedness.

Undertaking 2.                                      BC Life represents that by reason of a focused effort by Anthem to bring demonstrable improvements in the quality of care made available by BC Life, the “CDI Medical Care Ratio” will increase during the Merger Debt Period.  In order to demonstrate and assure compliance with this Undertaking 2, which will remain in effect during the Merger Debt Period, the following will apply:

(1)                                  The CDI Medical Care Ratio shall reflect the totality of medical business, both insured and uninsured, underwritten and/or administered by BC Life, to be determined by dividing (1) the total of all medical care claims incurred for BC Life’s insured and self-insured customers, plus the amount expended on quality improvement programs in California (“Quality Improvement Programs”), by (2) the total of premiums earned from its insured customers and the premium equivalents attributable to its self-insured customers.

(2)                                  Quality Improvement Programs shall include, for example, disease management programs, programs advancing patient safety, programs promoting wellness, and efforts to improve scores on measures related to clinical quality.  The Quality Improvement Programs shall be designed and implemented in a manner that does not require any uncompensated services by providers participating in such programs.

(3)                                  Anthem undertakes to cause BC Life to increase financial expenditures supporting Quality Improvement Programs in California by at least 50% from current levels by the end of the Merger Debt Period.

(4)                                  BC Life will provide CDI with specifically-defined PPO “Quality Improvement Measures,” baseline scores for those measures and targeted improvements to the scores for those measures.  Anthem undertakes to cause BC Life to achieve those targeted scores reflecting an improvement in the quality of care delivered to Californians covered by BC Life products, recognizing that the targeted improvements will benefit Californians beyond those covered by BC Life products.  The Quality Improvement Measures, scores, and targets will be reviewed to the CDI’s satisfaction by one or more certified HEDIS auditors of CDI’s selection at BC Life’s expense and such Quality Improvement Measures, scores, targets and the results of any review by the certified HEDIS auditor(s) selected by the CDI shall be publicly available.

(5)                                  BC Life shall provide CDI with implementation reports as of June 30, 2005 and December 31, 2005 that describe the efforts by BC Life as of the dates of such reports to achieve the targeted improvements to the Quality Improvement Measures, baseline scores and the amount of the financial expenditures made to improve such scores.  Thereafter, commencing June 30, 2006, BC Life shall provide the CDI with semi-annual reports as of June 30 and December 31 that compares BC Life’s CDI Medical Care Ratio in effect for calendar year 2004 (“Initial Date”) with the CDI Medical Care Ratio for the 12 month period (plus an actuarially appropriate period for run-out claims) preceding the date of the applicable report (“Measurement Date”) and that include the amount of the financial expenditures made to improve such scores as of the date of each such report.  If the CDI Medical Care Ratio on the Measurement Date is not greater than it was on the Initial Date, a rebuttable presumption shall arise that Anthem and BC Life have not complied with this Undertaking 2.  Anthem and BC Life may rebut that presumption by demonstrating the following to the CDI’s reasonable satisfaction: (i) that the development is not the result of any failure by Anthem or BC Life to perform any of the provisions of this Undertaking 2 (e.g., the impact of a change in the mix of business such as selling a large amount of individual business), (ii) that the development is not related to the implementation of the Merger, or (iii) that, notwithstanding the development, BC Life has in fact demonstrably improved the quality of care made available to BC Life’s customers during the Merger Debt Period.

(6)                                  To enhance transparency in the health care marketplace and to provide a method of validating compliance with this Undertaking 2, BC Life, in cooperation with the CDI, shall develop a “Peer Group” consisting of entities that (1) CDI regulates, (2) offer a similar array of products to those offered by BC Life, and (3) make medical care expenditures similar to those made by BC Life.  A “CDI Medical Care Index” shall then be developed consisting of the CDI Medical Care Ratio for each entity in the Peer Group and for BC Life.

(7)                                  BC Life shall cooperate with CDI in the establishment of an advisory group of health care providers appointed by one or more statewide health care provider organizations to advise

CDI with respect to the quality of care made available to consumers and other matters of importance to the provider community in California.

Undertaking 3.                                      BC Life and Anthem undertake (1) that all of the change in control severance payments and retention bonus payments payable by reason of the Merger under the terms of the WellPoint Health Networks Inc. Officer Change in Control Plan and the other arrangements described in pages 69 through 72 of the Joint Proxy Statement/Prospectus dated May 11, 2004 of WellPoint and Anthem relating to the Merger (together, “CIC Plan”) will be the sole payment responsibility of Anthem, (2) that Anthem will have on hand cash immediately prior the closing of the Merger that is adequate to discharge all obligations relating to the Merger which may arise under the CIC Plan, (3) that no amounts whatsoever relating to the CIC Plan will be the obligation of BC Life, and (4) that no such amounts will be charged to or made the responsibility of BC Life under any reimbursement or cost allocation arrangement.   In addition, BC Life and Anthem undertake (a) that BC Life shall not be responsible for any similar payments owed by Anthem by reason of the Merger to Anthem’s officers and (b) that Anthem will have on hand cash immediately prior to the closing of the Merger that is adequate to discharge all such obligations of Anthem.

Anthem and WellPoint further undertake that the amount of the commitments referred to in Undertaking 17 will be in excess of the amount of California Executive Compensation (as defined) relating to the Merger.  California Executive Compensation means the aggregate of (1) amounts paid to California Officers (as defined) by reason of the Merger as executive change in control severance payments (whether for involuntary or constructive termination) and as retention bonus payments under the CIC Plan, and (2) the value of accelerated exercisability of WellPoint stock options held by California Officers who experience an involuntary or constructive termination (excluding options held by those California Officers who have voluntarily waived accelerated exercisability of their stock options as a result of the Merger), which value shall for purposes hereof be calculated as the difference between $112 and the exercise price under such options, multiplied by the number of shares subject to such options.  For purposes of this Undertaking, California Officers are WellPoint executive officers resident in California, BCC and BC Life senior officers and WellPoint officers dedicated predominantly to BCC and BC Life operations (all of whom have been specially identified by WellPoint to the CDI).  If the amount of California Executive Compensation exceeds the amount of commitments described in Undertaking 17, then the amount of such commitments shall be increased on a dollar for dollar basis so that such commitments at least equal the amount of the California Executive Compensation.

Undertaking 4.                                      BC Life will not declare or pay dividends, make other distributions of cash or property in respect of its capital stock, or in any other way upstream any funds or property to its corporate parents (hereinafter referred to as “Parent Company Distributions”) if such actions would (1) cause BC Life to have a net premium to policyholder surplus ratio equal to or greater than 5-to-1, or (2) cause BC Life’s Total Adjusted Capital to be less than 500% of Authorized Control Level Risk-Based Capital.  Additionally, during the Merger Debt Period, BC Life will not make any Parent Company Distributions that would deviate from historical practices from 2000 through 2003 (when viewed in proportion to BC Life’s operating performance and financial condition, i.e., looking at Parent Company Distributions as a percentage of operating income or policyholders’ surplus).  The limitation in the preceding sentence will not apply if after payment of any such Parent Company Distributions, BC Life’s Total Adjusted Capital would be at least 600% of Authorized Control Level Risk-Based Capital.  Three

years from the effective date of the Merger and upon the request of BC Life, the Commissioner shall consider terminating this Undertaking in its entirety or modifying its terms.

Undertaking 5.                                      BC Life will not make any Parent Company Distribution if such actions would cause BC Life to fail to maintain Liquid Assets (as defined) in an amount that equals or exceeds 150% of BC Life’s average monthly Total Expenses (as defined) for the last two consecutive quarters for which financial statements have been filed with the CDI immediately prior to the date on which BC Life makes a Parent Company Distribution.  For purposes of this Undertaking, (1) Liquid Assets shall equal the total of cash and invested assets, defined as the sum of the amounts shown in BC Life’s statutory financial statement on Page 2 – Assets, column 3, lines 1, 2.1, 2.2, 5 and 8 and (2) Total Expenses shall be equal to the sum of the amounts shown in BC Life’s statutory financial statement, Page 5 – Cash Flow, column 1, lines 5, 6 and 7.  In each Quarterly Financial Report filed with the CDI, BC Life shall include a calculation showing the total Liquid Assets on hand at the end of the calendar quarter covered by such Quarterly Financial Report and 150% of the average monthly Total Expenses incurred during the calendar quarter covered by such Quarterly Financial Report and the immediately preceding calendar quarter.

Undertaking 6.                                      BC Life will not take any of the following actions without the CDI’s prior written approval:  (1) co-sign or guarantee all or any portion of any current or future loans and/or credit facilities entered into by Anthem or any of Anthem’s affiliates, (2) permit any portion of loans obtained by Anthem or any of its affiliates to be assumed by BC Life, (3) allow a pledge or hypothecation of BC Life’s assets or capital stock in any way in connection with any current or future loans of Anthem or any of its affiliates, or (4) borrow any funds or otherwise incur any indebtedness for the purpose of making a Parent Company Distribution, or paying any obligation of any of its affiliates, except any Parent Company Distribution that is made in full compliance with Undertaking 4 above, or a payment made pursuant to any written agreement between or among BC Life and any of its corporate parents or affiliates approved in writing by the CDI.  Anthem’s affiliates include, but are not limited to, AHC and BCC and the other subsidiaries acquired by Anthem pursuant to the Merger.

Undertaking 7.                                      In connection with each Quarterly Financial Report filed with the CDI by BC Life, BC Life shall file with the CDI, on a confidential basis, a schedule that reports the estimated range of incurred-but-not-reported claim liability at the end of each such quarter and the amount of incurred-but-not-reported claim liability as set forth in the Quarterly Financial Report filed with the CDI by BC Life for such calendar quarter.  The estimated range of incurred-but-not-reported claim liability at the end of each such quarter shall be (1) prepared by BC Life’s independent public accounting firm as part of such firm’s review of BC Life’s interim financial statements, (2) prepared by BC Life and reviewed by BC Life’s independent public accounting firm, in the ordinary course, as part of such firm’s review of BC Life’s interim financial statements or (3) prepared or reviewed by BC Life’s independent public accounting firm as part of such firm’s audit of BC Life’s year-end financial statements.  In the event BC Life’s independent public accounting firm does not agree to provide the CDI with this prepared or reviewed range, then BC Life shall obtain, provide and include as part of its required financial filings an estimated range from an independent actuarial firm acceptable to the CDI.  In connection with the making of this Undertaking, BC Life has been informed by the CDI that the CDI will grant confidential treatment, to the extent permitted by law, to the information filed pursuant to this Undertaking 7 and will provide BC Life with appropriate prior notice of any judicial or other effort to compel the CDI to disclose this confidential information in accordance with California law.

Undertaking 8.                                      BC Life will renew and not terminate any health benefit plan in full compliance with the California Insurance Code and will not terminate any health benefit plan before the end of its contract term, except as expressly permitted by the California Insurance Code.  If BC Life withdraws a health benefit plan from the market it will provide advance notice to the CDI and the policyholders covered by that health benefit plan and will permit each such policyholder to select continued coverage from among BC Life’s other health benefit plans without regard to any health status related factor.  If BC Life ceases to write, issue, or administer new group or individual health benefit plans in California, affected former policyholders of BC Life will be provided the opportunity to elect continued coverage under the most nearly comparable health benefit plan from BCC without regard to any health status related factor.  For a period of three years following the effective date of the Merger, should BC Life withdraw a health benefit plan from the market or cease to write, issue, or administer new group or individual health benefit plans in California, if an insured then enrolled in an affected health benefit plan has a pre-existing condition and still has time remaining before he/she may receive coverage for treatment for that condition, the remaining time requirement for the pre-existing condition exclusion will be waived if the insured enrolls in another BC Life or BCC health benefit plan as provided in the preceding sentences within the time requirements for eligibility for such products as required by applicable law.  This Undertaking shall apply to other insurers doing business in California which are affiliates of BC Life with regard to actions taken by such affiliated insurers in California.

Undertaking 9.                                      An important premise of the Merger is that (1) BC Life will continue its historic role in serving the California marketplace, (2) BC Life after the Merger will continue the same marketplace approach in effect prior to the Merger and (3) changes in such approach will not be occasioned solely by reason of the Merger.  Accordingly, after the Merger, BC Life will maintain its efforts in the areas of providing services to governmental entities such as CalPERS, school districts and joint powers authorities on the same basis as prior to the Merger, assuming the same market, economic and other conditions that currently exist.  Recognizing and acknowledging that the CDI shall review changes in BC Life’s business and products on the same basis and applying the same standards as are applied to all other insurers under the California Insurance Code and that this Undertaking 9 shall not be construed or applied in a manner that puts BC Life at a disadvantage with respect to its competitors in the marketplace, BC Life advises the CDI that the conditions it considers relevant under this Undertaking 9 include, but are not limited to, the reimbursement and compensation BC Life receives, the scope and nature of services it must provide, the nature and adequacy of its provider network in any relevant service area, the structure, composition and reimbursement payable to the health care providers supporting BC Life’s provision of products and services, and the overall terms and conditions, including the applicable legislative and regulatory framework, applicable to its operations.

Undertaking 10.                               An important premise of the Merger is that (1) BC Life will continue its historic role in serving the California marketplace, (2) BC Life after the Merger will continue the same marketplace approach in effect prior to the Merger and (3) changes in such approach will not be occasioned solely by reason of the Merger.  Accordingly, after the Merger, BC Life will maintain its efforts in offering and renewing individual and small group products on the same basis as prior to the Merger, assuming the same market, economic and other conditions that currently exist.  Recognizing and acknowledging that the CDI shall review changes in BC Life’s business and products on the same basis and applying the same standards as are applied to all other insurers under the California Insurance Code and that this Undertaking 10 shall not be construed or applied in a manner that puts BC Life at a disadvantage with respect to its competitors in the marketplace, BC Life advises the CDI that the conditions it considers relevant under this Undertaking 10 include, but are not limited to, the reimbursement and compensation BC Life receives, the scope and nature of services it must provide, the nature and adequacy of its provider network in any relevant service area,  the structure, composition and reimbursement payable to the health care providers supporting BC Life’s provision of products and services, and the overall terms and conditions, including the applicable legislative and regulatory framework, applicable to its operations.

Undertaking 11.                               Recognizing that BC Life relies upon BCC and certain other affiliates to support and provide the infrastructure and personnel for conducting BC Life’s business, Anthem undertakes to ensure that BCC complies with the requirements under the Knox-Keene Act that BCC maintain its (and correspondingly BC Life’s) organizational and administrative capacity in California, including without limitation, all persons responsible for and having discretion with respect to medical decision-making, its prior authorization and referral system,  Independent Medical Review processes, enrollee grievance system (including any appeal system), and provider dispute resolution process.  After the effective date of the Merger, Anthem also undertakes to cause its affiliates to make available to BC Life any infrastructure, personnel or services necessary for the conduct of the business of BC Life that are not provided directly through BC Life’s own resources or staff.

Undertaking 12.                               BC Life will pay for the costs of all reviews the CDI determines in its reasonable discretion it will conduct regarding these Undertakings.

Undertaking 13.                               BC Life agrees that it shall not remove, require the removal, permit, or cause the removal of BC Life’s books and records, as defined in the California Insurance Code, from California before obtaining the written approval of the CDI.

Undertaking 14.                               After the effective date of the Merger, if BC Life decides to amend, change, terminate or replace its administrative services agreement(s) with WellPoint, Anthem or any of their affiliates, BC Life will file the changes with the CDI and will not implement such changes until after such changes have been approved.

Undertaking 15.                               After the effective date of the Merger, if BC Life decides to amend, change, terminate or replace its tax sharing agreements, BC Life will file any changes to those tax sharing agreements with the CDI and will not implement such changes until after such changes have been approved.

Undertaking 16.                               BC Life represents to the CDI that it does not anticipate that, for the Merger Debt Period, BC Life’s Administrative Expense Ratio (defined as Commissions & Administrative Expenses divided by Net Premiums Written and Deposit-type Contracts and calculated as described below) will exceed BC Life’s average Administrative Expense Ratio, as previously defined, for the years 2000-2003.  In the event BC Life reasonably anticipates that its Administrative Expense Ratio, as previously defined, will exceed this threshold during this period, then BC Life shall promptly report in writing to the CDI: (1) the amount of the excess; (2) the reasons for the change (for example, changes in commission structure); (3) whether the change is related to the implementation of the Merger; and (4) demonstrate to the CDI’s reasonable satisfaction that BC Life’s administrative costs are in compliance with all requirements of the California Insurance Code.  For purposes of this Undertaking, the

Administrative Expense Ratio shall be calculated as Commissions & Administrative Expenses divided by Net Premiums Written and Deposit-type Contracts, whereby (i) Commissions and Administrative Expenses shall be defined as the sum of the amounts shown on BC Life’s statutory financial statement on Page 4- Summary of Operations, Column 1, lines 21, 22, 23 and 24, and (ii) Net Premiums Written and Deposit-type Contracts shall be defined as the sum of the amounts shown in BC Life’s statutory financial statement on Page 4 – Summary of Operations, column 1, lines 1 and 2.

Undertaking 17.                               To demonstrate the commitment of Anthem and WellPoint to serve uninsured and medically underserved Californians, Anthem undertakes to make the following donations:  (1) $35 million will be provided to community clinics to augment the now-exhausted funding that had been provided by the Cedillo-Alarcon Community Clinic Investment Act of 2000, and (2) $15 million will be provided for a program to be conducted through California community colleges to support the training of new nurses in California.  The arrangements for distributing these sums will be developed by Anthem and WellPoint so as to promote the efficient distribution of these donations to the intended recipients.

Anthem reiterates its existing undertaking to the California Department of Managed Healthcare, dated July 23, 2004, to implement the commitment set forth in those undertakings to provide $15 million for the “Insuring Healthy Futures” initiative aimed at increasing Medi-Cal and Healthy Families enrollment of insured children in California.  Anthem also reiterates its commitment set forth as Exhibit A in those undertakings to implement the Investment in a Healthy California Program, developed in cooperation with the California Insurance Commissioner. and to extend such program to BC Life.  Anthem further undertakes to commit an additional $100 million to achieve the investment objectives set forth in Exhibit A.  All of the provisions of Exhibit A shall apply to this commitment provided, however, that the Commissioner and the Director of the Department of Managed Health Care shall confer as to whether and how to expand the advisory board established under Exhibit A to assure appropriate representation of the public in the decisions concerning the investment of additional resources provided by this Undertaking.

Undertaking 18.                               During the Merger Debt Period, BC Life shall file annually with the CDI a report demonstrating compliance with each of the Undertakings set forth herein and describing what it believes to be the benefits to Californians that have ensued from the Merger.

Undertaking 19.                               The Undertakings set forth herein shall be subject to the following terms and conditions:

Binding Effect.  The Undertakings set forth herein shall be binding on Anthem, AHC and BC Life and their respective successors and permitted assigns.  If Anthem, AHC or BC Life fail to fulfill their obligations to the CDI as provided under the Undertakings set forth herein, Anthem, AHC and BC Life stipulate and agree that the CDI shall have the authority to enforce the provisions of these Undertakings in a California court of competent jurisdiction.

Governing Law.  The Undertakings set forth herein and their validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the State of California.

Invalidity.  In the event any Undertaking or any portion of any Undertaking set forth herein shall be declared invalid or unenforceable for any reason by a court of competent jurisdiction, such Undertaking or any portion of any Undertaking, to the extent declared invalid or unenforceable, shall not affect the validity or enforceability of any other Undertakings and such other Undertakings shall remain in full force and effect and shall be enforceable to the maximum extent permitted by applicable law.

Duration.  The Undertakings set forth herein shall become upon the effective date of the Merger, and except as to those provisions of the Undertakings that contain separate termination provisions, shall remain in full force and effect until terminated by Anthem, AHC and BC Life with the written consent of the CDI.

Third Party Rights.  Nothing in the Undertakings set forth herein is intended to provide any person other than Anthem, AHC, BC Life and CDI and their respective successors and permitted assigns with any legal or equitable right or remedy with respect to any provision of any Undertaking set forth herein.

Amendment.  The Undertakings set forth herein may be amended only by written agreement signed by Anthem, AHC and BC Life and approved or consented to in writing by the CDI.

Assignment.  No Undertaking set forth herein may be assigned by Anthem, AHC or BC Life in whole or part without the prior written consent of the CDI.

Entire Agreement.  These Undertakings embody the entire agreement and Undertakings of the parties hereto in respect of the subject matter and supersede all prior agreements and Undertakings, both written and oral, among Anthem, AHC, BC Life and the CDI.

Specific Performance.  In the event of any breach of these Undertakings, Anthem, AHC and BC Life acknowledge that the State of California would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that Anthem, AHC and BC Life will waive the defense in any action for specific performance that a remedy at law would be adequate, and the CDI should be entitled to seek an injunction or injunctions to prevent breaches of the provisions of these Undertakings and to seek to enforce specifically the terms and provisions hereof.

Effect.  Anthem, AHC and BC Life undertake to carry out the commitments and obligations set forth in these Undertakings in such a manner as will not affect adversely any other regulated affiliate of Anthem, AHC and BC Life or the policyholders or members of any such affiliate.

Date:	November 8, 2004	/s/ Thomas C. Geiser
		Print Name:	Thomas C. Geiser
		Print Title:	Secretary
BC Life & Health Insurance Company

Date:	November 8, 2004	/s/ David R. Frick
		Print Name:	David R. Frick
		Print Title:	Chief Legal Officer
Anthem, Inc.

Date:	November 8, 2004	/s/ David R. Frick
		Print Name:	David R. Frick
		Print Title:	Chief Legal Officer
Anthem Holding Corp.